Exhibit 10.58

CHANGE IN TERMS AGREEMENT

Principal $2,000,000,00	Loan Date 06-03-2002	Maturity 06-03-2004	Loan No 112458756	Call/Coll 2000	Account	Officer 016	Initials /s/ JHS

References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item. Any item above containing “***” has been omitted due to text length limitations.

Borrower:	Fresh Choice, Inc.	Lender:	Mid-Peninsula Bank
	485 Cochrane Circle		Palo Alto Office
	Morgan Hill, CA 95037		420 Cowper Street
Palo Alto, CA 94301

Principal Amount: $2,000,000.00	Initial Rate: 5.250%	Date of Agreement: June 3, 2002

DESCRIPTION OF EXISTING INDEBTEDNESS.  Promissory Note dated October 5, 2001 in the original principal amount of $2,000,000.00 (the “Note”).

DESCRIPTION OF COLLATERAL.  The Collateral as described in that certain Pledge Agreement dated October 5, 2001.

DESCRIPTION OF CHANGE IN TERMS.  The maturity date of the Note is hereby extended from October 5, 2002 to June 3, 2004.

The Revolving Loan Agreement dated October 5, 2001 is hereby amended as follows:

4.7           Net Worth Ratio.  At all times, maintain a ratio of Debt to Tangible Net Worth of not greater than 0.75 to 1.00 during the twelve month period beginning June 3, 2002, and during the twelve month period beginning June 3, 2003, maintain a ratio of Debt to Tangible Net Worth of not greater than 0.90 to 1.00.

4.8           Other Ratio.  Maintain a ratio, as of the end of each fiscal quarter of Borrower, as measured on a rolling four fiscal quarter basis, of (x) the sum of Borrower’s annual earning before interest, taxes, depreciation and amortization expenses (but excluding any non-cash income) less dividends and distributions paid to shareholders of Borrower, to (y) the amount of current portion of long-term obligations as reflected on Borrower’s most recent balance sheet date plus the amount of the interest expense for the preceding four fiscal quarters, of 2.5 to 1.00.  Except as provided above, all computations made to determine compliance with the requirements contained in this paragraph shall be made in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as being true and correct.

4.9           Capital Expenditures.  Not to make Total Capital Expenditures in excess of $12,000,000 during the fiscal year ending December 31, 2002 nor in excess of $12,000,000 during the fiscal year ending December 31, 2003.

4.10         Total Shareholder Equity.  Maintain at all times a Tangible Net Worth in excess of $23,000,000.00 during the twelve month period beginning June 3, 2002; and during the twelve month period beginning June 3, 2003 maintain at all times a Tangible Net Worth in excess of $24,000,000.00.

All other terms and conditions remain the same.

CONTINUING VALIDITY.  Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect.  Consent by Lender to this Agreement does not wave Lender’s right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms.  Nothing in this Agreement will constitute a satisfaction of the obligation(s).  It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing.  Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement.  If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it.  This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

REVOLVING LOAN AGREEMENT.  In addition to the terms and conditions contained in the Note and this Change in Terms Agreement, it is to be further subject to the terms and conditions contained in that certain Revolving Loan Agreement (“Agreement”) dated October 5, 2001, executed by Borrower in favor of Lender.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS.  BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:

FRESH CHOICE, INC.

By:	/s/ David E. Pertl

David E. Pertl, Sr. Vice President & C.F.O.